                                                                    Exhibit 4.10

THIS WARRANT AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO THE PROVISIONS (INCLUDING TRANSFER RESTRICTIONS) OF A SECURITYHOLDERS AGREEMENT DATED AS OF MAY 1, 2002 (THE "AGREEMENT'), BY AND AMONG R.A.B. HOLDINGS, INC., A DELAWARE CORPORATION (THE "COMPANY"), AND THE OTHER SIGNATORIES THERETO. A COPY OF THE AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY, 444 MADISON AVENUE, SUITE 601, NEW YORK, NEW YORK 10022.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MUST BE HELD INDEFINITELY, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, GIFTED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OF THE SECURITIES OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE COMPANY AND WHICH COUNSEL SHALL BE ACCEPTABLE TO THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                              R.A.B. HOLDINGS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                             Dated as of May 1, 2002
                   This Warrant is void after April 30, 2010.

Warrant Number:  W__


               This certifies that, for value received, and subject to the terms and conditions set forth below, _________________, or its registered assigns, is entitled to purchase from R.A.B. HOLDINGS, INC., a Delaware corporation (the "Company"), __________ shares (or such other number of shares as may be determined in accordance with Section 6 hereof) of the common stock, par value $.01 per share, of the Company (the "Common Stock"), at an exercise price of $0.01 per share (the "Exercise Price"), upon surrender of this Warrant at the principal office of the Company referred to below, with the notice of exercise form attached hereto duly executed and the simultaneous payment of the Exercise Price or, in lieu of payment of such Exercise Price, by indication on the exercise form that the conversion method provided in Section 2(c) has been elected in connection with such exercise.

               This Warrant is one of the Warrants (the "Warrants") originally issued in connection with the execution and delivery of the Securityholders Agreement dated as of May 1, 2002 (the "Securityholders Agreement") by and among the Company and the Securityholders party thereto.

               Certain capitalized terms used in this Warrant are defined in
Section 7.

               1. Term of Warrant. Subject to the terms and conditions set forth herein, and subject to compliance with applicable securities laws, this Warrant shall be exercisable, in whole or in part, at any time and from time to time, commencing at 9:00 a.m., New York, New York time, on May 1, 2002 and ending at 5:00 p.m., New York, New York time, on April 30, 2010 (the "Expiration Time"), and shall be void and of no force or effect thereafter.

               2. Exercise of Warrant.

               (a) Manner of Exercise. The right to purchase shares of Common Stock represented by this Warrant are exercisable by the holder hereof in whole or in part, at any time or from time to time, prior to the Expiration Time, by the surrender of this Warrant, the giving by the holder to the Company, in accordance with the notice provisions of Section 9(a), of a duly completed notice of exercise executed by the holder in the form annexed hereto (which shall specify the number of shares of Common Stock as to which this Warrant is being exercised), and the payment by the holder to the Company in cash or wire transfer of immediately available funds of the Exercise Price with respect to the shares to be purchased or, in lieu of payment of such Exercise Price, by indication on the exercise form that the conversion method provided in Section 2(c) has been elected in connection with such exercise.

               (b) Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) days thereafter, the Company, at its expense, will issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

               (c) Conversion of Warrant. Notwithstanding any provisions herein to the contrary, at any time that the Fair Market Value is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the holder may convert this Warrant or any part hereof into a number of shares of Common Stock determined according to the following formula:

                                  Y (A-B)
                             X =  -------------
                                  A

Where (i) "X" equals the number of shares of Common Stock to be issued to the holder upon such conversion; (ii) "Y" equals the number of shares of Common Stock purchasable pursuant to the Warrant or (if applicable) pursuant to the portion of the Warrant being exercised as of the date of calculation; (iii) "A" equals the Fair Market Value of one share of Common Stock as of the date of calculation; and (iv) "B" equals the Exercise Price of $.01 per share.

               (d) No Fractional Shares or Scrip. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share of Common Stock to which the holder may otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price hereof multiplied by such fraction.

               3. Transfer, Replacement of Warrant.

               (a) Warrant Register. The Company will maintain a register containing the name and address of the holder of this Warrant. Any holder of this Warrant or any portion thereof may change his address as shown on the Warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the holder may be delivered or given at the address shown on the Warrant register. Until the transfer of this Warrant is recorded in the Warrant register, the Company may treat the holder as shown on the Warrant register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

               (b) Warrant Agent. The Company may, by written notice to the holder, appoint an agent for the purpose of maintaining the Warrant register referred to in Section 3(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent. Until any such appointment, the Company shall be responsible for the foregoing.

               (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred, sold, assigned, pledged, mortgaged, hypothecated or otherwise disposed of, in whole or in part, without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by indorsement (by the holder executing the assignment form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by indorsement and delivery.

               (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly indorsed on the assignment form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 3 and in the Securityholders Agreement, the Company at its expense shall issue to or on the order of the holder a new Warrant or Warrants of like tenor, in the name of the holder or as the holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

               (e) Remainder Warrant Upon Partial Exercise. Upon any partial exercise of this Warrant, the Company, at its expense, shall execute and deliver to the holder a Warrant of like tenor and amount representing the unexercised portion hereof.

               (f) Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

               4. Securityholders Agreement; Legends. This Warrant and any shares of Common Stock purchasable upon the exercise of this Warrant are subject in all respects to the Securityholders Agreement. The shares purchasable pursuant to this Warrant will be "restricted securities" as such term is defined in Rule 144 promulgated under the Act and may not be transferred, sold, assigned, pledged, mortgaged, hypothecated or otherwise disposed of, in whole or in part, except in compliance with applicable federal and state securities laws. All stock certificates for such shares now or hereafter owned by the holder hereof shall have indorsed in writing, stamped or printed, upon the back thereof, legends to the following effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING TRANSFER RESTRICTIONS) OF A SECURITYHOLDERS AGREEMENT DATED AS OF MAY 1, 2002 (THE "AGREEMENT'), BY AND AMONG R.A.B. HOLDINGS, INC., A DELAWARE CORPORATION (THE "COMPANY"), AND THE OTHER SIGNATORIES THERETO. A COPY OF THE AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY, 444 MADISON AVENUE, SUITE 601, NEW YORK, NEW YORK 10022.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MUST BE HELD INDEFINITELY, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, GIFTED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE COMPANY AND WHICH COUNSEL SHALL BE ACCEPTABLE TO THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

               5. Notices of Certain Events. In case the Company shall:

               (i) take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

               (ii) give effect to or be subject to any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (in which the Company is not the surviving corporation), or any conveyance of all or substantially all of the assets of the Company to another corporation or other entity, or

               (iii) give effect to or approve any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will cause notice thereof to be provided to the holder of this Warrant, such notice to specify, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be provided not less than twenty (20) days prior to the date therein specified.

               6. Adjustments of Number of Shares.

               6.1. Adjustment upon Issuance of Additional Shares of Common
         Stock.

               (a) If the Company, at any time or from time to time after the date hereof until the Public Offering Date, shall issue or sell Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.3 or 6.4, without consideration or for a consideration per share less than the greater of the Fair Market Value of the Common Stock or the Exercise Price in effect, in each case immediately prior to such issuance or sale, then, and in each such case, subject to Section 6.7, the number of shares of Common Stock issuable pursuant to this Warrant shall be increased, concurrently with such issuance or sale, to a number (calculated to the nearest whole share) determined by multiplying the number of shares for which this Warrant is exercisable immediately prior thereto, by a fraction, of which:

               (x) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance or sale plus (B) the number of Additional Shares of Common Stock issued or deemed issued in the issuance or sale pursuant to Section 6.3 or Section 6.4; and

               (y) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance or sale plus (B) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at the Fair Market Value on a Fully Diluted Basis then in effect;

and for purposes of this Section 6.1(a), immediately after any Additional Shares of Common Stock shall be deemed to be issued pursuant to Section 6.3. or 6.4, such Additional Shares of Common Stock shall be deemed to be outstanding.

               6.2. Dividends and other Distributions. If the Company at any time or from time to time after the date hereof shall declare, order, pay or set apart any sum or property for or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on Common Stock, other than a dividend payable in Additional Shares of Common Stock (in which case the provisions of Section 6.1(a) and Section 6.4 shall apply) then, and in each such case, subject to Section 6.7, at the option of the holder hereof, which may be exercised at the time of such dividend or other distribution upon written notice to the Company within ten (10) business days after receipt from the Company of notice under Section 9 (provided that if such notice is not given the holder shall be deemed to have exercised the option set forth in paragraph (ii) below), either:

               (i) the number of shares of Common Stock issuable pursuant to this Warrant shall be increased, concurrently with such issuance or sale, to a number (calculated to the nearest whole share) determined by multiplying the number of shares for which this Warrant is exercisable immediately prior thereto, by a fraction, of which:

                  (x) the numerator shall be the Fair Market Value of Common Stock on a Fully Diluted Basis in effect on such record date; and

                  (y) the denominator shall be Fair Market Value of Common Stock on a Fully Diluted Basis in effect on such record date for the action contemplated by this Section 6.2 less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock; or

               (ii) the Company shall pay over to the holder of the Warrant the securities and other property (including cash) that such holder would have received (together with all distributions thereon) if such holder had exercised this Warrant, immediately prior to the record date fixed for the action contemplated by this Section 6.2, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the exercise of the Warrant.

               6.3. Treatment of Options and Convertible Securities. For purposes of Section 6.1(a), if the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the Additional Shares of Common Stock deemed to be issued as of the time of such issuance, sale, grant or assumption shall be the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities (or, in case such a record date shall have been fixed, as of the close of business on such record date); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6.5) of such shares would be less than the greater of the Fair Market Value or the Exercise Price in effect, in each case on the date of and immediately prior to such issuance, sale, grant or assumption (or immediately prior to the close of business on such record date), as the case may be. In the event any such Additional Shares of Common Stock are deemed to be issued as provided in the preceding sentence:

               (i) no further adjustment of the number of shares issuable hereunder shall be made upon the subsequent issuance or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or for any decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the number of shares issuable hereunder computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increases or decreases becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, that are outstanding at such time;

               (iii) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options that shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities that (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the number of shares issuable hereunder computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                             (A) in the case of such Options or Convertible
               Securities, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance or sale of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                             (B) in the case of Options for Convertible
               Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of the issuance, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 6.5) upon the issuance or sale of the Convertible Securities with respect to which such Options were actually exercised; and

                             (C) no readjustment pursuant to clause (ii) or
               (iii) of this Section 6.3 shall have the effect of decreasing the number of shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment thereof originally made in respect of the issuance, sale, grant or assumption of such options or Convertible Securities.

               6.4. Treatment of Stock Dividends, Stock Splits, etc. For purposes of Section 6.1(a), if the Company, at any time or from time to time after the date hereof, shall declare or pay any dividend on its Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

               6.5. Computation of Consideration.

               (a) The consideration for the issuance or sale of any Additional Shares of Common Stock shall (irrespective of the accounting treatment of such consideration):

                   (i) insofar as the consideration consists of cash, be
               computed as the amount of cash received by the Company, net of any expenses paid or incurred by the Company and any commission or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issuance or sale,

                   (ii) insofar as the consideration consists of property
               (including securities) other than cash, be computed at the fair value thereof at the time of such issuance or sale, as determined in good faith by the Board of Directors of the Company, and

                   (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

               (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                   (i) the total amount of consideration, if any, received and receivable by the Company for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in Section 6.5(a), by

                   (ii) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  6.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares that may be purchased upon exercise of this Warrant immediately prior to such combination or consolidation (and each other share or per-share amount set forth in this Warrant, where appropriate) shall, concurrently with the effectiveness of such combination or consolidation, be proportionately reduced as determined in good faith by the Board of Directors of the Company.

                  6.7. Minimum Adjustment of Number of Shares. If the amount of any adjustment of the number of shares of Common Stock that may be purchased upon exercise of this Warrant required pursuant to this Section 6 would be less than one-tenth of 1% of such number of shares prior to such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (0.01) of such number of shares; provided, however, that upon the exercise of this Warrant, all necessary adjustments (calculated to the nearest whole share) not theretofore made relating thereto by reason of the initial clause of this sentence, up to and including the date of such exercise or conversion, shall be made.

                  6.8. Reclassification, Consolidation, Merger, etc. In the case of any reclassification or change of the outstanding shares of Common Stock (other than a change from no par value to par value or vice versa or a change in par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and that does not result in any reclassification or change of the outstanding shares of Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value as aforesaid), the holder of this Warrant shall thereafter (but only until the Expiration Time) have the right to purchase the kind and number of shares of stock and/or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance in respect of the number of shares issuable under this Warrant immediately prior to the time of determination of stockholders of the Company entitled to receive such shares of stock and/or other securities or property, at a purchase price equal to the product of (x) the number of shares issuable under this Warrant immediately prior to such determination, times (y) the Exercise Price provided hereunder, as if such holder had exercised this Warrant immediately prior to such determination. The Company shall be obligated to retain and set aside, or otherwise make fair provision for exercise of the right of the holder hereof to receive, the shares of stock and/or other securities or property provided for in this Section 6.8.

                  6.9. Assumption of Obligations. Notwithstanding anything contained herein to the contrary, the Company will not effect any of the transactions described in Section 6.8 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the holder of this Warrant, and reasonably satisfactory to Securityholders who hold a majority-in-interest of the Warrants, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and
(b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6, such holder may be entitled to receive.

                  6.10. No Adjustment with Respect to Shares of Common Stock Held. Anything to the contrary contained herein notwithstanding, subject to
Section 6.13, the antidilution rights provided under this Section 6 shall be available to the extent (and only to the extent) provided herein in respect of the rights to purchase Common Stock hereunder but shall not be available in respect of shares of Common Stock held by the holder, whether or not such shares were purchased pursuant to this Warrant.

                  6.11. No Voting Rights. The holder of this Warrant shall have no right to vote as a stockholder in respect of this Warrant.

                  6.12. Transactions with Affiliates and Related Parties. The Company covenants and agrees, for the benefit of the Warrantholder, that so long as the Warrant (or any replacement thereof) remains outstanding, the Company will not permit any Permitted Holder (as defined in the Amended and Restated Indenture dated as of May 1, 2002 between the Company and JPMorgan Chase Bank, as trustee (the "Indenture")), Subsidiary (as defined in the Indenture) of the Company, executive officer or director of the Company or any of its Subsidiaries, family member of the any of the foregoing or any Affiliate of any of the foregoing to hold at any time any direct or indirect interest in the Original Securities (as defined in the Indenture), economic, beneficial or otherwise, including, without limitation, any participation in the Original Securities.

                  6.13. Additional Adjustment in Respect of Preferred Stock.

                  (a) From and after the A/B Determination Date, the number of shares purchasable pursuant to this Warrant shall be increased by adding thereto the result obtained by dividing:


                      (i) the product of (A) the number of shares of Common
               Stock that, immediately prior to the adjustment pursuant to this provision, are purchasable under this Warrant times (B) the result of (x) the Number of A/B Common Shares multiplied by (y) 0.05; by

                      (ii) the product of (A) 5,500 (i.e., the number of shares
               that would initially be purchasable under all Warrants if all holders of the Company's 13% Senior Notes consent to the Amended and Restated Indenture being executed and delivered as of May 1, 2002 by and between the Company and JPMorgan Chase Bank, as trustee) as such number is adjusted from time to time pursuant to the terms of this Section 6 and (B) 0.95.

                  (b) Promptly after the A/B Determination Date, the Company shall prepare and deliver to the holder of this Warrant a calculation, in reasonable detail, of the Number of A/B Common Shares and of the increase in the number of shares purchasable pursuant to this Warrant as provided in paragraph
(a) above. The Company's calculation of the Number of A/B Common Shares and the increase in the number of shares purchasable pursuant to this Warrant as provided in Section 6.13(a) above shall be final and binding on the holder of this Warrant absent manifest error.

                  (c) Anything to the contrary notwithstanding, with respect to any full or partial exercise of this Warrant (the portion of this Warrant so exercised, for purposes of this paragraph (c), the "Exercised Portion of this Warrant") that occurs before the A/B Determination Date, the Company shall be obligated (subject to compliance with applicable securities laws) until the Expiration Time to issue to the holder or any Affiliate of the holder in respect of the Warrant Shares purchased pursuant to such exercise (provided however that the Company shall not be so required in respect of any Warrant Shares transferred by the holder or any Affiliate of the holder to any Person that is not an Affiliate of the holder), promptly after the A/B Determination Date, a number of shares of Common Stock, against payment by the holder or Affiliate (as applicable) of the Exercise Price with respect thereto, equal to the number of additional shares of Common Stock by which the Exercised Portion of this Warrant would have increased from and after the A/B Determination Date as provided in
Section 6.13(a) if the Exercised Portion of this Warrant had not been exercised prior to the A/B Determination Date.

                  7. Definitions. As used herein, unless the context otherwise requires the following terms have the following respective meanings:

                  (a) A/B Determination Date: shall mean the Business Day immediately after the first five (5) consecutive trading days following the initial underwritten offering of shares of Common Stock (the "IPO") on which the closing trading prices for such shares (as reported on the principal exchange on which the Common Stock is listed or, if not listed on an exchange, the principal securities market on which the Common Stock is traded) equals or exceeds 120% of the price to the public (without reduction for underwriting discounts or commissions or any other expenses) of one share of Common Stock as set forth on the cover page of the prospectus or prospectus supplement required to be filed with the Securities and Exchange Commission under Rule 424(b) (as amended from time to time) under the Act, in connection with the IPO.

                  (b) Additional Shares of Common Stock: shall mean all shares of Common Stock issued or sold (or, pursuant to Section 6.3 or 6.4, deemed to be issued) by the Company after the date hereof; provided, however, that Additional Shares of Common Stock shall not include (and no adjustment shall be made pursuant to Section 6 in respect of) shares of Common Stock that are issued or that may be deemed to be issued:

                      (i) upon the exercise or conversion of securities issued
               pursuant to any transaction of the type contemplated in items
               (ii) through (vi) of this definition;

                      (ii) pursuant to the terms of any security that is
               outstanding on the date hereof, including, but not limited to, shares of the Company's Series A Preferred Stock or shares of the Company's Series B Preferred Stock;

                      (iii) to employees, officers, directors or consultants of
               the Company or any of its subsidiaries pursuant to any stock option plan, stock purchase plan, stock issuance plan or similar employee benefit plan or arrangement (each, an "Employee Equity Plan") that has been approved by the Board of Directors of the Company or a committee of the Board of Directors of the Company up to a number of shares of Common Stock that equal an aggregate of 4.5% of the shares of Common Stock outstanding on a Fully Diluted Basis on the date hereof (excluding the Warrants) (adjusted as appropriate as a result of stock dividends, stock splits, combinations of shares and similar capital transactions); provided that the foregoing 4.5% shall be in addition to any shares that are issued and outstanding on the date hereof (and subsequent repurchases and reissuances of such shares in connection with Employee Equity Plans);

                      (iv) in connection with mergers and acquisitions by the
               Company or any of its subsidiaries with any Person that is not an Affiliate of the Company or of the Principal Stockholders (as defined in the Securityholders Agreement) and that have been approved by the Board of Directors of the Company;

                      (v) pursuant to an underwritten public offering;

                      (vi) in addition to the shares issued in transactions
               described in item (vii) below, in connection with any financing, refinancing, recapitalization, exchange offer, amendment or similar transaction (a "Refinancing") entered into by the Company or any of its subsidiaries with any bank, investment company, venture capital firm or other institutional lender, or with any other lenders or investors in the indebtedness of the Company or any subsidiary, in each case as approved by the Board of Directors of the Company up to an aggregate of 2% of the shares of Common Stock outstanding on a Fully Diluted Basis on the date hereof (excluding the Warrants) (adjusted as appropriate as a result of stock dividends, stock splits, combinations of shares and similar capital transactions); and

                      (vii) in addition to the shares issued in transactions
               described in item (vi) above, in connection with any Refinancing entered into by the Company and/or R.A.B. Enterprises, Inc. ("Enterprises") with the holders of the 10.50% Senior Notes of Enterprises due 2005.

                  (c) Affiliate: shall mean, with respect to the Company or any of its Subsidiaries (or any other specified Person), any other Person which, directly or indirectly controls or is controlled by or is under direct or indirect common control with the Company or such Subsidiary (or such specified Person), and, without limiting the generality of the foregoing, shall include
(a) any Person which beneficially owns or holds 10% of more of any class of voting securities of such Person or 10% or more of the equity interest in such Person, (b) any Person of which such Person beneficially owns or holds 10% or more of any class of voting securities or in which such Person beneficially owns or holds 10% or more of the equity interest in such Person and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  (d) Appraiser: shall mean an independent accounting firm, an investment banking firm, a business appraiser or a valuation consultant selected by the Company and identified to the holder hereof in a written notice from the Company; provided that Securityholders who hold a majority-in-interest of the Warrants shall not have notified the Company of a reasonable objection to such proposed Appraiser within 30 days after the Company gives notice thereof.

                  (e) Business Day: shall mean a day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (f) Convertible Securities: shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (g) Fair Market Value: shall mean, as of any particular date specified herein, the amount per share of Common Stock equal to the average of the closing per share prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked per share prices quoted in the NASDAQ National Market System as of 4:00 p.m., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked per share prices on such day in the domestic over-the-counter market as reported by the NASDAQ National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 trading days consisting of the day as of which the Fair Market Value is being determined and the 19 consecutive trading days prior to such day. If at any time the Common Stock is not so listed on any securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the Fair Market Value will be the fair value of the Common Stock as determined in good faith by the Company's Board of Directors or the Company's Chief Financial Officer and approved by the Company's Board of Directors on the basis of the Company's total enterprise value without any increase for any control premium or any reduction for minority interest; provided, that if Additional Shares of Common Stock are issued to an Affiliate of the Company (except in any transaction in which an Affiliate of the Company is purchasing not more than 10% of the Additional Shares of Common Stock to be issued in such transaction), the Fair Market Value of such Additional Shares of Common Stock (if determined by the Board of Directors of the Company in accordance with this definition) at the time of such issuance or sale shall be the value determined by the Board of Directors of the Company and confirmed in a written opinion of an Appraiser.

                  (h) Fully Diluted Basis: shall mean, in any calculation of a number of shares of Common Stock, the number of such shares that would be outstanding after issuances of all shares of Common Stock issuable in respect of any and all securities convertible into, exercisable or exchangeable for, or otherwise providing the right to acquire, shares of Common Stock; provided that shares issuable pursuant to the Company's Series A or Series B Preferred Stock shall not be included for this purpose.

                  (i) NASDAQ: shall mean the National Association of Securities Dealers Automated Quotation System.

                  (j) Number of A/B Common Shares: shall mean the number of shares of Common Stock issuable upon conversion of the then outstanding shares of the Company's Series A Preferred Stock and the then outstanding shares of the Company's Series B Preferred Stock, in each case in accordance with the terms of the Certificate of Designation applicable to the Series A Preferred Stock and the terms of the Certificate of Designation applicable to the Series B Preferred Stock, respectively.

                  (k) Options: shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (l) Person: shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

                  (m) Public Offering Date: shall mean the effective date of an underwritten public offering of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock, which public offering shall provide for gross proceeds to the Company of not less than $25,000,000.

                  8. Reservation; Authorization; Capitalization. The Company has duly reserved, and will keep available for issuance upon exercise of the Warrant, the total number of shares of Common Stock issuable from time to time upon exercise of this Warrant in its entirety. The Company will not take any actions during the term of this Warrant that would result in any adjustment of the number of shares of Common Stock issuable upon the exercise of this Warrant if the sum of (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, (ii) all shares of Common Stock issued and outstanding and (iii) all shares of Common Stock then issuable (y) upon the exercise of all outstanding Options and (z) upon the exercise, conversion or exchange of all other outstanding Convertible Securities, would exceed the total number of shares of Common Stock then authorized for issuance by the Company. The issuance of the shares of Common Stock issuable pursuant to this Warrant has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the shares of Common Stock issuable hereunder will be duly and validly issued, fully paid and non-assessable. Neither the issuance of this Warrant nor the issuance of Warrant Shares upon exercise of this Warrant violates or conflicts with the Company's certificate of incorporation or by laws or any material agreement to which the Company is a party.

         The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith carry out of all such terms and take such action as necessary to protect the rights of the holder as provided in this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets (provided however that this item (c) shall not prevent the issuance of non-participating preferred stock that is convertible into shares of Common Stock) and (d) will not issue any Option or Convertible Security as to which the underlying shares of Common Stock are not readily determinable upon the date of issuance.

                  9. Miscellaneous.

                  (a) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Warrant or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

               If to the Company:

                  444 Madison Avenue
                  Suite 601
                  New York, New York 10022
                  Attention:     Mr. Richard A. Bernstein,
                                 Chairman
                  Facsimile:     (212) 888-5025

                  with copies to:

                  444 Madison Avenue
                  Suite 601
                  New York, New York 10022
                  Attention:     James A. Cohen, Esq.
                                 Senior Vice President - Legal Affairs
                  Facsimile:     (212) 888-5025

                  and:

                  Jenkens & Gilchrist Parker Chapin LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Attention:  Martin Eric Weisberg, Esq.
                  Facsimile:     (212) 704-6288

                  If to the Securityholder, to the address set forth with the Securityholder's signature on the signature pages to the Securityholders Agreement.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 9(a).

                  (b) Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Warrant shall be construed and interpreted without regard to any presumption against the party causing this Warrant to be drafted. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal district court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in
Section 9(a). Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

                  (c) Assignment. Assignment of this Warrant without compliance with certain provisions of the Securityholders Agreement may result in the loss of rights under the Securityholders Agreement and under the Registration Rights Agreement entered into in connection therewith (the "Registration Rights Agreement"). This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (d) Headings. The section headings contained in this Warrant are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Warrant. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa. Nothing herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any rights, privileges or remedies under or by reason of this Warrant.

                  (e) Severability. Should any provision of this Warrant be held to be invalid, illegal or unenforceable by any court of competent jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Warrant be enforced to the fullest extent permitted by applicable law.

                  (f) Entire Agreement. This Warrant, and the Securityholders Agreement and the Registration Rights Agreement, contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

                                      R.A.B. HOLDINGS, INC.


                                      By:____________________________
                                            Name:   Steven M. Grossman
                                            Title:  Executive Vice President

                               NOTICE OF EXERCISE


To:      R.A.B. Holdings, Inc.


                  The undersigned hereby elects to acquire _______ shares of Common Stock of R.A.B. Holdings, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

                  ___ Attached is a check payable to the Company for the total Exercise Price of the shares being purchased; or

         ___ The holder elects to exercise this Warrant by way of the conversion method provided in Section 2(c) of this Warrant; the number of shares specified above shall be reduced in accordance with the formula set forth in Section 2(c) of the Warrant.

                  Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                              ---------------------

                  Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                              ---------------------


                                         ------------------------------
                                         (Signature)

                                         -----------------------------
                                         (Print or type name)

Dated ________________________

                                 ASSIGNMENT FORM


To:      R.A.B. Holdings, Inc.


         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

                  Name of the assignee: _________________

                  Address of the assignee: _______________

                  Number of Shares: ___________________

And does hereby irrevocably constitute and appoint ________________________, as the undersigned's attorney to make such transfer on the books of R.A.B. Holdings, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated: ____________

Signature of holder:                        ______________________



         The undersigned Assignee represents that any shares of stock to be issued upon exercise hereof or conversion hereof will be acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated: ____________

Signature of Assignee:              ______________________